Hims & Hers Announces Agreement to Acquire Eucalyptus, Accelerating Its Vision to Become the Leading Global Consumer Health Platform
Eucalyptus is a consumer healthcare leader in Australia, the UK and Germany, with expanding new operations in Japan and Canada.

SAN FRANCISCO, February 19, 2026 – Hims & Hers Health, Inc. (NYSE: HIMS), the leading health and wellness platform, today announced it has entered into a definitive agreement to acquire Eucalyptus, an international leader in digital health, accelerating the company’s ability to bring access to high-quality, personalized care to more people across the world. As its US business continues to grow, Hims & Hers will be well-positioned, upon closing of the acquisition, to expand into Australia and Japan and deepen its presence in the UK, Germany, and Canada. The terms of the transaction have been structured to preserve the financial flexibility of the company, ensuring continued control over balance sheet management and capital allocation.

With this acquisition, Hims & Hers plans to expand its bench of local expertise and scale its infrastructure, making it possible for the company to reach millions more people globally with the model it has successfully built – and continues to maintain – in the US. Hims & Hers is committed to partnering with regional experts to enter new markets in a way that meets each region’s needs and supports customer access and choice. Together with Hims & Hers' other recent acquisitions, the addition of Eucalyptus will create a diversified international platform that expands the range of offerings available to customers around the world, from simple online pharmacy fulfillment to advanced, concierge-style service.

“Healthcare challenges are global, and so is the demand for simpler, transparent, and more personalized healthcare. But how that comes to life looks different for every region and every person. We’ve shown the difference that makes in the US, and the logical next step is working with more international experts to make that difference abroad,” said Andrew Dudum, founder and CEO of Hims & Hers. “With Eucalyptus, we will not only enter new markets, we will expand our ability to serve customers globally, trusting local experts to be a key part of how we transform healthcare into a customer-first, personalized industry. We believe this puts us on the path to becoming the leading global consumer health platform, where everyone can access the best care for their needs, regardless of where they live.”

Eucalyptus operates several consumer-beloved brands across the world – including Juniper and Pilot – and has served more than 775,000 customers1. Eucalyptus has a demonstrated track record of efficiently entering new markets and is recognized for its customer-first approach, clinical rigor, simple digital experience, and local regulatory expertise. The company has also published more than 20 peer-reviewed articles in international journals, examining how its model supports patient outcomes, adherence, quality and safety. It is also the first Australian telehealth business to receive accreditation from the Australian Council on Healthcare Standards (ACHS).
1 As of February 2026. Customer defined as a user having purchased a program through a Eucalyptus brand.

Following the completion of the acquisition, Tim Doyle, current CEO of Eucalyptus, will become the SVP of International at Hims & Hers, overseeing the company’s international business. As more biotech innovators, diagnostic companies, and leading drugmakers look for partners to support scaled distribution of innovative new treatments, this deal is expected to strengthen the company’s commercial relationships and create new opportunities for future collaborations.
Hims & Hers anticipates that the combination of Eucalyptus’ capabilities with Hims & Hers’ gold-standard, customer-first platform will make it possible for more people to access care that is built for them, while maintaining the high quality and safety standards they’ve come to expect. Following the completion of the acquisition, Eucalyptus’ portfolio of brands will transition into Hims & Hers over time.
“By joining Hims & Hers, we will help more people globally believe in the future of healthcare: simple, high-quality, personal, and designed to help prevent disease, instead of merely treating it,” said Tim Doyle, co-founder and CEO of Eucalyptus. “We’ve spent 7 years helping customers around the world find the care that fits them, and we believe today’s news will be part of accelerating the movement towards affordable healthcare for everyone that feels like a luxury. We’re thrilled to join Andrew and the whole Hims & Hers team and work toward this new future together.”
Eucalyptus currently has an annual revenue run-rate (“ARR”) north of $450 million USD2. Similar to Hims & Hers, Eucalyptus deploys a rigorous capital allocation framework, delivering triple-digit year-over-year ARR growth in each quarter of calendar year 2025,3 while operating within line of sight of profitability.4 With a strong domestic margin profile, Hims & Hers expects its continued international growth efforts to help drive category leadership in key markets such as Canada, Europe, and Australia, as well as in emerging markets such as Japan. Hims & Hers believes that the acquisition of Eucalyptus will result in category leadership within Australia, as well as bring line of sight to establishing Hims & Hers as a leading telehealth provider in the UK and Germany in the next two years.
The transaction is valued at up to $1.15 billion USD, subject to customary purchase price adjustments. Approximately $240 million5 USD will be payable in cash upon closing of the acquisition. The remaining consideration consists of guaranteed deferred payments over the 18 months following closing, and additional earnout payments tied to the attainment of specified financial targets through early 2029.
Hims & Hers has the option to settle the majority of deferred and earnout payments in cash or stock, at its election. The company is currently prepared to finance most of the transaction with existing cash on hand and future operating cash flows from its U.S. operations.
2 Annual revenue run-rate is a non-GAAP measure calculated based on unaudited annualizing January 2026 gross fulfilled billings, which are inclusive of all customer products and services processed on Eucalyptus’ platforms.
3 Annual revenue run-rate is a non-GAAP measure based on unaudited financial results.
4 Based on unaudited financial results.
5 Subject to customary pre-closing adjustments.

The acquisition is subject to customary closing conditions, including regulatory approvals, and is expected to close during the middle of calendar year 2026.
For more information, please see news.hims.com.
About Hims & Hers Health, Inc
Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health. We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the company provides access to personalized care designed for results. For more information, please visit www.hims.com and www.forhers.com.
About Eucalyptus
Eucalyptus builds and operates a house of digital healthcare companies. Founded in 2019 by Tim Doyle, Benny Kleist, Alexey Mitko and Charlie Gearside, it is now Australia's largest digital health provider and one of Australia's fastest growing companies. Eucalyptus has facilitated nearly two million consultations across Australia, the UK, Germany, Japan, and Canada, and is the first telehealth company in Australia accredited by the Australian Council on Healthcare Standards (ACHS) against the EQuIP6 standards for safety and quality of clinical services. For more information, visit Eucalyptus's website or follow their page on LinkedIn.

Press Contact
Abby Reisinger-Moley
press@forhims.com

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein, including statements regarding the proposed transaction (the “Proposed Acquisition”), are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “assume,” “may,” “will,” “likely,” “potential,” “projects,” “predicts,” “continue,” “goal,” “strategy,” “future,” “forecast,” “target,” “outlook,” “opportunity,” “project,” “confidence,” “foundation,” “groundwork,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, the timing of the completion of the transaction (the “Closing”) and the integration of the Eucalyptus business, the satisfaction of all conditions to Closing, the plans for financing the transaction, and the anticipated impact of the transaction, including with respect to potential industry partnerships and international expansion plans and expectations. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, the forward-looking statements contained herein are based on the current expectations, assumptions and beliefs of Hims & Hers Health, Inc. (the “Company”). These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (i) the risk that the Proposed Acquisition may not be consummated in a timely manner, if at all; (ii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iii) the effect of the announcement of the Proposed Acquisition on Eucalyptus’ and the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (iv) risks related to the integration of the Eucalyptus business and the Company’s international expansion; (v) risks related to obtaining the requisite consents to the Proposed Acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; (vi) regulatory, compliance and legal risks in the jurisdictions where the Company operates, including evolving regulatory frameworks; and (vii) risks related to the Company’s liquidity and capital allocation, including unanticipated demands on cash resources or changes in operating performance, as well as those factors described in the Risk Factors and other sections of the Company’s most recently filed Quarterly Report on Form 10-Q, the Company’s most recently filed Annual Report on Form 10-K, and other current and periodic reports the Company files from time to time with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company undertakes no obligation (and expressly disclaims any obligation) to update or revise any forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.